Exhibit 99.1

UNDER ARMOUR REPORTS SECOND QUARTER 2020 RESULTS

BALTIMORE, July 31, 2020 – Under Armour, Inc. (NYSE: UA, UAA) today announced financial results for the second quarter ended June 30, 2020. The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release refers to “currency neutral” and “adjusted” amounts, which are non-GAAP financial measures described below under the “Non-GAAP Financial Information” paragraph. References to adjusted financial measures exclude the impact of the company’s 2020 restructuring plan and related impairment charges, impairments associated with certain long-lived assets and goodwill and related tax effects, and with respect to certain measure, the non-cash amortization of debt discount on the company’s convertible debt and related tax effects. Reconciliations of non-GAAP amounts to the most directly comparable financial measure calculated in accordance with GAAP are presented in supplemental financial information furnished with this release. All per share amounts are reported on a diluted basis.

“With the majority of our own stores and wholesale locations closed for most of the second quarter due to the COVID-19 pandemic, while we performed better than expected, we still experienced a significant decline in revenue across all markets,” said Under Armour President and CEO Patrik Frisk. “In navigating this environment, our team continues to respond strategically and methodically – amplifying Under Armour’s connection with our consumers through innovative digital activations, proactively managing our cost structure and working to harness our brand strength amid shifts in consumer behavior to emerge as a stronger company.”

Frisk continued, “Now, with most of these doors reopened, we are encouraged by some of the momentum we’ve experienced in June and July. However, we remain appropriately cautious with respect to the balance of 2020 due to continued uncertainty related to consumer shopping dynamics, the potential for a highly promotional environment and proactive decisions to reduce inventory purchases to be more aligned with anticipated demand related to ongoing COVID-19 impacts.”

Second Quarter 2020 Review

•	Revenue was down 41 percent to $708 million (down 40 percent currency neutral) predominantly related to the COVID-19 pandemic impacts in the quarter.

•	Wholesale revenue decreased 58 percent to $299 million and direct-to-consumer revenue was down 13 percent to $368 million.

•

North America revenue decreased 45 percent to $450 million and revenue from our international business decreased 34 percent to $224 million (down 32 percent currency neutral). Within the international business, revenue decreased 39 percent in EMEA (down 37 percent currency neutral), decreased 20 percent in Asia-Pacific (down 17 percent currency neutral), and decreased 72 percent in Latin America (down 68 percent currency neutral).

•	Apparel revenue decreased 42 percent to $426 million. Footwear revenue decreased 35 percent to $185 million. Accessories revenue decreased 47 percent to $56 million.

•

Gross margin increased 280 basis points to 49.3 percent compared to the prior year driven by channel mix which benefitted from significantly lower sales to the off-price channel, as well as a higher mix of direct-to-consumer sales, partially offset by the negative impacts from COVID-19 related discounting.

•

Selling, general & administrative expenses decreased 15 percent to $480 million driven primarily by reduced marketing spend in addition to other cost cutting initiatives to mitigate top line impacts from COVID-19 including lower incentive compensation and reduced variable expenses tied to revenue.

•

Restructuring and impairment charges were $39 million consisting of $28 million in non-cash and $11 million in cash related charges. For the full year, the company has recognized $475 million of restructuring and impairment charges consisting of $340 million in restructuring and related impairment charges ($326 million in non-cash and $14 million in cash related charges) and $135 million from impairments of long-lived assets and goodwill.

•	Operating loss was $170 million. Excluding the impact of restructuring and impairment charges, adjusted operating loss was $131 million.

•	Net loss was $183 million. Adjusted net loss was $141 million.

•	Diluted loss per share was $0.40. Adjusted diluted loss per share was $0.31.

•	Inventory was up 24 percent to $1.2 billion.

COVID-19 Update

Due to ongoing uncertainty related to COVID-19 and its potential effect on global markets, the company continues to anticipate material impacts on its business results for the remainder of 2020. The following provides additional information on channels and the company’s cash and liquidity position.

•	Channel Status and Trends

•

Through mid-May, the company estimated that approximately 80 percent of locations where the brand could be purchased globally were closed. As of today, with most of these doors having reopened, traffic trends continue to be considerably lower than the prior year period, however, the overall rate of conversion is higher. The company expects traffic trends to remain lower for the remainder of 2020.

•	Additionally, the company experienced significant eCommerce growth around the world during the quarter.

•	Cash and Liquidity

•	The company ended the second quarter with Cash and Cash Equivalents of $1.1 billion.

•

During the quarter, the company amended its credit agreement, in order to provide improved access to liquidity during this period. Under the amended $1.1 billion revolving credit facility, there was $250 million outstanding at the end of the second quarter.

•	Additionally, the company issued $500 million of convertible senior notes, utilizing $440 million of the net proceeds to reduce the amount outstanding under its revolving credit facility.

Conference Call and Webcast

Under Armour will hold its second quarter 2020 conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay approximately three hours after the live event.

Non-GAAP Financial Information

This press release refers to “currency neutral” and “adjusted” amounts. Currency neutral financial information is calculated to exclude the impact of changes in foreign currency exchange rates. Management believes this information is useful to investors to facilitate a comparison of the company’s results of operations period-over-period. Adjusted financial measures exclude the impact of the company’s 2020 restructuring plan and related impairment charges, impairments associated with certain long-lived assets and goodwill, and related tax effects. Management believes this information is useful to investors because it enhances visibility into the company’s actual underlying results excluding these impacts. Adjusted net loss and adjusted diluted loss per share also exclude the non-cash amortization of debt discount on the company’s convertible senior notes and related tax effects. Management believes the non-cash portion of the interest expense, which represents the accretion of the bifurcated equity component of the conversion option of the convertible senior notes, is not core to the company’s operations given the intent and ability to settle in shares of the company’s Class C common stock. These supplemental non-GAAP financial measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded athletic performance apparel, footwear and accessories. Powered by one of the world’s largest digitally connected fitness and wellness communities, Under Armour’s innovative products and experiences are designed to help advance human performance, making all athletes better. For further information, please visit https://about.underarmour.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, the impact of the COVID-19 pandemic on our business, our plans to reduce our 2020 operating expenses, anticipated charges and restructuring costs, the timing of these measures and projected savings related to our restructuring plans. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: the impact of the COVID-19 pandemic on our industry and our business, financial condition and results of operations; changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to successfully execute our long-term strategies; our ability to successfully execute any potential restructuring plans and realize their expected benefits; our ability to effectively drive operational efficiency in our business; our ability to manage the increasingly complex operations of our global business; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; any disruptions, delays or deficiencies in the design, implementation or application of our new global operating and financial reporting information technology system; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of our products; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; risks related to data security or privacy breaches; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Blake Simpson
SVP, Investor Relations & Corp. Development	SVP, Global Communications, PR & Events
(410) 246-6810	(443) 630-9959

Under Armour, Inc.

For the Three and Six Months Ended June 30, 2020 and 2019

(Unaudited; in thousands, except per share amounts)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	% of Net Revenues	2019	% of Net Revenues	2020	% of Net Revenues	2019	% of Net Revenues
Net revenues	$707,640	100.0%	$1,191,729	100.0%	$1,637,880	100.0%	$2,396,451	100.0%
Cost of goods sold	358,471	50.7%	637,408	53.5%	857,727	52.4%	1,297,343	54.1%

Gross profit	349,169	49.3%	554,321	46.5%	780,153	47.6%	1,099,108	45.9%
Selling, general and administrative expenses	479,906	67.8%	565,803	47.5%	1,032,607	63.0%	1,075,331	44.9%
Restructuring and impairment charges	38,937	5.5%	—	—%	475,400	29.0%	—	—%

Income (loss) from operations	(169,674)	(24.0)%	(11,482)	(1.0)%	(727,854)	(44.4)%	23,777	1.0%
Interest expense, net	(11,336)	(1.6)%	(5,988)	(0.5)%	(17,296)	(1.1)%	(10,226)	(0.4)%
Other expense, net	(4,843)	(0.7)%	(1,128)	(0.1)%	(3,309)	(0.2)%	(1,795)	(0.1)%

Income (loss) before income taxes	(185,853)	(26.3)%	(18,598)	(1.6)%	(748,459)	(45.7)%	11,756	0.5%
Income tax expense (benefit)	(3,137)	(0.4)%	(5,740)	(0.5)%	18,410	1.1%	2,391	0.1%
Loss from equity method investments	(179)	—%	(4,491)	(0.4)%	(5,707)	(0.3)%	(4,237)	(0.2)%

Net income (loss)	$(182,895)	(25.8)%	$(17,349)	(1.5)%	$(772,576)	(47.2)%	$5,128	0.2%
Basic net income (loss) per share of Class A, B and C common stock	$(0.40)		$(0.04)		$(1.70)		$0.01
Diluted net income (loss) per share of Class A, B and C common stock	$(0.40)		$(0.04)		$(1.70)		$0.01
Weighted average common shares outstanding Class A, B and C common stock
Basic	454,121		451,066		453,496		450,411
Diluted	454,121		451,066		453,496		453,717

Under Armour, Inc.

For the Three and Six Months Ended June 30, 2020 and 2019

(Unaudited; in thousands)

NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Apparel	$425,858	$739,736	(42.4)%	$1,024,145	$1,514,366	(32.4)%
Footwear	185,089	284,080	(34.8)%	394,777	576,627	(31.5)%
Accessories	56,104	106,250	(47.2)%	123,852	188,242	(34.2)%

Total net sales	667,051	1,130,066	(41.0)%	1,542,774	2,279,235	(32.3)%
Licensing revenues	6,188	25,308	(75.5)%	26,123	46,965	(44.4)%
Connected Fitness	32,912	31,935	3.1%	65,706	62,039	5.9%
Corporate Other	1,489	4,420	(66.3)%	$3,277	$8,212	(60.1)%

Total net revenues	$707,640	$1,191,729	(40.6)%	$1,637,880	$2,396,451	(31.7)%

NET REVENUES BY SEGMENT

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
North America	$449,702	$816,220	(44.9)%	$1,058,682	$1,659,469	(36.2)%
EMEA	89,125	145,320	(38.7)%	227,029	279,424	(18.8)%
Asia-Pacific	123,265	154,113	(20.0)%	218,951	298,398	(26.6)%
Latin America	11,147	39,721	(71.9)%	64,235	88,909	(27.8)%
Connected Fitness	32,912	31,935	3.1%	65,706	62,039	5.9%
Corporate Other	1,489	4,420	(66.3)%	3,277	$8,212	(60.1)%

Total net revenues	$707,640	$1,191,729	(40.6)%	$1,637,880	$2,396,451	(31.7)%

INCOME (LOSS) FROM OPERATIONS

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	% of Net Revenues (1)	2019	% of Net Revenues (1)	2020	% of Net Revenues (1)	2019	% of Net Revenues (1)
North America	$30,759	6.8%	$139,198	17.1%	$26,986	2.5%	$299,471	18.0%
EMEA	(698)	(0.8)%	10,493	7.2%	3,006	1.3%	22,711	8.1%
Asia-Pacific	(12,447)	(10.1)%	19,647	12.7%	(49,288)	(22.5)%	39,450	13.2%
Latin America	(4,374)	(39.2)%	(3,891)	(9.8)%	(52,558)	(81.8)%	(4,250)	(4.8)%
Connected Fitness	3,691	11.2%	11	—%	7,391	11.2%	1,080	1.7%
Corporate Other	(186,605)	NM	(176,940)	NM	(663,391)	NM	(334,685)	NM

Income (loss) from operations	$(169,674)	(24.0)%	$(11,482)	(1.0)%	$(727,854)	(44.4)%	$23,777	1.0%

(1)

The operating income (loss) percentage is calculated based on total segment net revenues. Additionally, the operating income (loss) percentage for Corporate Other is not presented as it is not a meaningful metric (NM).

Under Armour, Inc.

As of June 30, 2020, December 31, 2019 and June 30, 2019

(Unaudited; in thousands)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019	June 30, 2019
Assets
Current assets
Cash and cash equivalents	$1,079,409	$788,072	$455,726
Accounts receivable, net	568,430	708,714	735,181
Inventories	1,198,509	892,258	965,711
Prepaid expenses and other current assets	242,661	313,165	287,829

Total current assets	3,089,009	2,702,209	2,444,447
Property and equipment, net	702,885	792,148	795,499
Operating lease right-of-use assets	568,010	591,931	606,018
Goodwill	486,868	550,178	548,762
Intangible assets, net	38,748	36,345	39,527
Deferred income taxes	42,589	82,379	129,403
Other long term assets	75,232	88,341	116,252

Total assets	$5,003,341	$4,843,531	$4,679,908

Liabilities and Stockholders’ Equity
Revolving credit facility, current	$250,000	$—	$—
Accounts payable	664,288	618,194	607,382
Accrued expenses	266,399	374,694	304,063
Customer refund liabilities	199,016	219,424	241,456
Operating lease liabilities	148,408	125,900	116,219
Other current liabilities	90,503	83,797	63,521

Total current liabilities	1,618,614	1,422,009	1,332,641
Long term debt, net of current maturities	987,949	592,687	591,396
Operating lease liabilities, non-current	892,465	580,635	601,665
Other long term liabilities	80,899	98,113	105,932

Total liabilities	3,579,927	2,693,444	2,631,634
Total stockholders’ equity	1,423,414	2,150,087	2,048,274

Total liabilities and stockholders’ equity	$5,003,341	$4,843,531	$4,679,908

Under Armour, Inc.

For the Six Months Ended June 30, 2020 and 2019

(Unaudited; in thousands)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net income (loss)	$(772,576)	$5,128
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	86,919	93,721
Unrealized foreign currency exchange rate gain (loss)	(1,134)	(3,077)
Loss on disposal of property and equipment	825	2,447
Impairment charges	449,090	—
Amortization of bond premium	1,867	127
Stock-based compensation	23,258	25,635
Deferred income taxes	22,296	(13,890)
Changes in reserves and allowances	19,772	(10,196)
Changes in operating assets and liabilities:
Accounts receivable	126,059	(75,116)
Inventories	(307,430)	62,302
Prepaid expenses and other assets	77,368	64,533
Other non-current assets	(301,523)	12,812
Accounts payable	46,449	57,674
Accrued expenses and other liabilities	230,670	(48,094)
Customer refund liabilities	(18,630)	(60,089)
Income taxes payable and receivable	7,310	(1,210)

Net cash provided by (used in) operating activities	(309,410)	112,707

Cash flows from investing activities
Purchases of property and equipment	(50,862)	(77,046)
Purchases of other assets	—	(997)
Purchase of businesses	(38,190)	—

Net cash used in investing activities	(89,052)	(78,043)

Cash flows from financing activities
Proceeds from long term debt and revolving credit facility	1,288,753	25,000
Payments on long term debt and revolving credit facility	(550,000)	(162,817)
Purchase of capped call	(47,850)	—
Employee taxes paid for shares withheld for income taxes	(2,732)	(3,077)
Proceeds from exercise of stock options and other stock issuances	2,859	4,238
Payments of debt financing costs	(4,823)	(2,661)
Other financing fees	—	76

Net cash provided by (used in) financing activities	686,207	(139,241)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,351	4,463

Net increase in (decrease in) cash, cash equivalents and restricted cash	292,096	(100,114)

Cash, cash equivalents and restricted cash
Beginning of period	796,008	566,060

End of period	$1,088,104	$465,946

Under Armour, Inc.

For the Three and Six Months Ended June 30, 2020

(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated in accordance with GAAP to currency neutral net revenue which is a non-GAAP measure. See “Non-GAAP Financial Information” above for further information regarding the Company’s use of non-GAAP financial measures.

CURRENCY NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

Three months ended June 30, 2020
Total Net Revenue
Net revenue decline - GAAP	(40.6)%
Foreign exchange impact	0.8%

Currency neutral net revenue decline - Non-GAAP	(39.8)%

North America
Net revenue decline - GAAP	(44.9)%
Foreign exchange impact	0.1%

Currency neutral net revenue decline - Non-GAAP	(44.8)%

EMEA
Net revenue growth - GAAP	(38.7)%
Foreign exchange impact	1.5%

Currency neutral net revenue growth - Non-GAAP	(37.2)%

Asia-Pacific
Net revenue decline - GAAP	(20.0)%
Foreign exchange impact	3.2%

Currency neutral net revenue decline - Non-GAAP	(16.8)%

Latin America
Net revenue growth - GAAP	(71.9)%
Foreign exchange impact	3.5%

Currency neutral net revenue growth - Non-GAAP	(68.4)%

Total International
Net revenue decline - GAAP	(34.1)%
Foreign exchange impact	2.5%

Currency neutral net revenue decline - Non-GAAP	(31.6)%

Under Armour, Inc.

For the Three and Six Months Ended June 30, 2020

(Unaudited)

The tables below present the reconciliation of the Company’s consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See “Non-GAAP Financial Information” above for further information regarding the Company’s use of non-GAAP financial measures.

ADJUSTED OPERATING LOSS RECONCILIATION

Three months ended June 30, 2020
Loss from operations	$(169,674)
Add: Impact of restructuring and related impairment	38,937

Adjusted loss from operations	$(130,737)

ADJUSTED NET LOSS RECONCILIATION

Three months ended June 30, 2020
Net loss	$(182,895)
Add: Impact of restructuring and related impairment	40,201
Add: Impact of amortization of debt discount	1,797

Adjusted net loss	$(140,897)

ADJUSTED DILUTED LOSS PER SHARE RECONCILIATION

Three months ended June 30, 2020
Diluted net loss per share	$(0.40)
Add: Impact of restructuring and related impairment	0.09
Add: Impact of amortization of debt discount	—

Adjusted diluted loss per share	$(0.31)

Under Armour, Inc.

As of June 30, 2020 and 2019

BRAND HOUSE AND FACTORY HOUSE DOOR COUNT

	June 30,
	2020	2019
Factory House	170	165
Brand House	18	16

North America total doors	188	181

Factory House	116	86
Brand House	123	79

International total doors	239	165

Factory House	286	251
Brand House	141	95

Total doors	427	346